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                      AMENDMENT NUMBER 1 TO CONSULTING AGREEMENT

    THIS AMENDMENT NUMBER 1 (the "Amendment") to the Consulting Agreement dated February 29, 1996 (the "Agreement") is made and entered into as of June 1, 1996, by and between MESA CONSULTING GROUP, INC., a New York corporation ("MESA"), and AMERICAN TECHNOLOGIES GROUP, INC., a Nevada corporation ("ATG").

    WHEREAS, MESA has been devoting more time and effort than originally anticipated to providing the Services to ATG under the Agreement;

    WHEREAS, ATG has increased the fee payable to MESA under Section 2 of the Agreement and has agreed to provide an additional one time fee payable in common stock of ATG, and

    WHEREAS, ATG and MESA desire to formally amended the Agreement to conform to the agreed upon changes.

    NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, ATG and MESA hereby agree as follows:

    1. COMPENSATION. Section 2 of the Agreement is hereby amended to read in its entirety as follows:

         "2. FEES. As compensation for the services rendered by MESA hereunder, ATG shall pay MESA on the first day of each month during the term hereof $12,500. In addition, in the event as a result of the efforts of MESA, ATG concludes an acquisition, merger or other restructuring, obtains a capital infusion or a sales or revenue enhancement, then ATG shall pay to MESA an additional fee based upon the nature of such transaction as agreed upon prior to such closing. Upon written request by MESA and advanced written approval, ATG will reimburse reasonable travel and other out-of-pocket expenses of MESA incurred in connection with its performance hereunder.

         "As additional compensation for the Services, ATG shall pay MESA a one time fee of 50,000 shares of ATG Common Stock (the "Shares"). The Shares shall be valued at $2.00 per share. The Shares to be delivered to MESA hereunder shall be delivered upon registration of the Shares under the Securities Act of 1933 on Form S-8."

    2. MESA AND MITCHELL SACKS ("SACKS") REPRESENTATIONS. As a condition to the issuance of the Shares, MESA and SACKS hereby

                                     EXHIBIT 10.2

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warrant and represent to ATG as follows, each of which representation and warranty is material and is being relied upon by ATG and each of which is true at and as of the date hereof:

         2.1 MESA'S AND SACKS' KNOWLEDGE. That MESA and SACKS have a preexisting business or personal relationship with ATG, that they are aware of the business affairs and financial condition of ATG and that they have such knowledge and experience in businesses in the development stage and financial matters with respect to companies in businesses similar to ATG sufficient to enable them to evaluate the risks of the prospective investment and to make an informed investment decision with respect thereto. MESA and SACKS further acknowledge that ATG has made available to them the opportunity to ask questions and receive answers from ATG concerning the terms and conditions of the issuance of the Shares and that they could be reasonably assumed to have the capacity to protect their own interests in connection with such investment.

         2.2 SPECULATIVE INVESTMENT. That MESA and SACKS realize that the purchase of the Shares will be a speculative investment and that they are able, without impairing their financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of the investment.

    3. RATIFICATION OF AGREEMENT. Except as specifically modified in this Amendment, the terms of the Agreement are hereby ratified and confirmed. In the event of any conflict in the provisions of this Amendment and those contained in the Agreement, the provisions of this Amendment shall control.

    4. DEFINED TERMS. Capitalized words not defined in this Amendment shall have the meaning ascribed to them in the Agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


AMERICAN TECHNOLOGIES GROUP INC.       MESA CONSULTING GROUP. INC.


By:   /s/ John Collins                 By:       /s/ Mitchell Sacks
   ------------------------------         ------------------------------------
Name: John Collins                     Name: Mitchell Sacks
Its: Chairman                          Its: President


                                                 /s/ Mitchell Sacks
                                       ---------------------------------------
                                       Mitchell Sacks, individually
                                       as to Section 2 hereof only



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